EXHIBIT 5.1

LEGAL OPINION

October 19, 2006

Intrepid Technology & Resources, Inc. 501 West Broadway, Suite 200 Idaho Falls, Idaho 83204

Gentlemen:

We have acted as counsel to Intrepid Technology & Resources, Inc., an Idaho corporation (the “Company”), in connection with the preparation of the Company’s Registration Statement on Form S-8, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of 8,000,000 shares of the Company’s common stock $0.005 par value (the “Shares”), reserved for issuance under the Company’s 2006 Consultant’s Compensation Plan (the “Plan”).

In connection therewith, we have examined and relied upon the original or copies certified to our satisfaction of (i) Certificate of Incorporation and the Bylaws of the Company as amended; (ii) minutes and records of the corporate proceedings of the Company with respect to the issuance of the Shares by the Company; (iii) the Registration Statement and any and all exhibits thereto; and (iv) such other documents as we have deemed necessary for the expression of the opinions contained herein.

In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, where such facts have not been independently established, and as to the content and form of the Certificate of Incorporation, Bylaws, minutes, records, resolutions and other documents or writings of the Company we have relied to the extent we deem reasonably appropriate upon representations or certificates of officers or directors of the Company without independent check or verification of their accuracy.

Based on the foregoing and having due regard for such legal considerations as we deem relevant, we are of the opinion that the Shares are duly and validly authorized and when issued and sold as contemplated by the Plan and Registration Statement, will be legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.

Very truly yours,

Moffatt, Thomas, Barrett, Rock

& Fields, Chartered

By:    /s/  John S. Simko
John S. Simko